Exhibit 99.8

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS
OF
ORISUN ACQUISITION CORP.
TO BE HELD ON OCTOBER [*], 2020

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Orisun Acquisition Corp., a Delaware corporation (“Orisun”), hereby appoints Sean (Xiaocheng) Peng (the “Proxy”), with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock, par value $0.00001 per share, of Orisun (the “Common Stock”) which the undersigned may be entitled to vote at the Special meeting of stockholders of Orisun to be held on October [*], 2020 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof. Due to the COVID-19 pandemic, Orisun will be holding the Special Meeting via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831
International Toll	1-719-955-2379
Participant Passcode	441090

Such Common Stock shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PRELIMINARY COPY – NOT FOR USE

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 3 AND 4.

PROPOSAL 1:	To approve the merger of Orisun with and into Ucommune International Ltd, or PubCo, its wholly owned Cayman Islands subsidiary, with PubCo surviving the merger. The merger will change Orisun’s place of incorporation from Delaware to Cayman Islands. We refer to the merger as the Reincorporation Merger. This proposal is referred to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2:	To approve the authorization for PubCo’s board of directors to complete the merger of Everstone Inernational Ltd or Merger Sub into Ucommune Group Holdings Limited, or Ucommune, resulting Ucommune becoming a wholly owned subsidiary of PubCo. We refer to the merger as the Acquisition Merger. This proposal is referred to as the “Acquisition Merger Proposal” or “Proposal No. 2.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3:	To approve PubCo’s 2020 Equity Incentive Plan. This proposal is referred to as the “Incentive Plan Proposal” or “Proposal 3.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4:	To approve the adjournment of the Special meeting in the event Orisun does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 4”.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Stockholders by giving written notice of such revocation to the Secretary of the Company prior to the Special Meeting of Stockholders or by filing with the Secretary of the Company prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Special Meeting of Stockholders.

To change the address on your account, please check the box and indicate your new address in the address space provided below.

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date

Address

Signature of Stockholder	Date

Address

Note:  Please sign exactly as your name or names appear on this proxy. When shares of Common Stock are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

PRELIMINARY COPY – NOT FOR USE